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                                                                   EXHIBIT 10.70

                         PROFIT PARTICIPATION AGREEMENT


                  PROFIT PARTICIPATION INTEREST AGREEMENT (this "Agreement") dated as of February 23, 2001 among Heartland Industrial Partners, L.P. ("Heartland") and the other investor stockholders listed on Schedule 1 hereto (together with Heartland, the "New Investors") and each of Collins & Aikman Corporation (the "Company"), Blackstone Capital Company II, L.L.C. ("Blackstone") and Wasserstein/C&A Holdings, L.L.C. ("Wasserstein," and together with the Company and Blackstone, the "Sellers").

                                    RECITALS

                  WHEREAS, the New Investors and the Sellers have entered into those certain stock share purchase agreements dated January 12, 2001 relating to the sales by the Sellers to the New Investors of 52,000,000 Shares (the "Purchase Agreements") (capitalized terms used herein without definition have the meanings given such terms in the Purchase Agreement); and

                  WHEREAS, as part of the consideration for the purchase of Shares from the Sellers, the New Investors desire to grant the Sellers a participating interest in their respective Realized Profits (as defined below).

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:


                                    ARTICLE I

                              PROFIT PARTICIPATION


                  Section 1.1 Sellers' Interest in Realized Profits. If a New Investor effects any Transfer of Shares held by it and the aggregate Transfer Consideration received by such New Investor for all Shares subject to any such Transfer exceeds an amount equal to the Base Price times such number of Shares (any such excess amount, the "Realized Profit"), then such New Investor shall pay at the time or times and in the method set forth in Section 1.2, on the Settlement Date for each such Transfer, to each Seller, pro rata with respect to the number of Shares sold by such Seller to such New Investor pursuant to the Purchase Agreements, an amount equal to such Realized Profit up to a maximum amount of (a) $13,000,000 ("Participating Profit") plus (b) the Attributable Accretion.

                  Section 1.2 Time and Method of Payment. Any payments required under Section 1.1 shall be paid in the appropriate amounts to each Seller within three (3) Trading Days

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of receipt of the Transfer Consideration by a New Investor (each such date, a
"Settlement Date"). In the event Transfer Consideration consists of more than one type of consideration, the amount payable to a Seller shall consist of each such type of consideration pro rata based on the percentage of the Transfer Consideration that constitutes the aggregate amount of payments to which the Seller is entitled to under Section 1.1; provided, the New Investor shall pay the Seller in cash the amount of any Transfer Consideration constituting liabilities assumed or paid by the transferee. Any New Investor making a payment under this Article I shall at the time of such payment deliver a written statement to each Seller setting forth the calculations, including any adjustments pursuant to Article II, used to determine the amount of such payment which in each case shall have been made in good faith by the mutual agreement of all New Investors party hereto. Each payment made pursuant to Section 1.1 will first be deemed to be a payment of accrued and unpaid Attributable Accretion and then applied to reduce Participating Profit.


                                   ARTICLE II

                            ADJUSTMENT OF BASE PRICE


                  Section 2.1 Adjustments Generally. The Base Price shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article II.

                  Section 2.2 Shares Reorganization. If the Company shall after the date hereof (A) subdivide, split or reclassify its outstanding Shares into a greater number of shares or consolidate its outstanding Shares into a smaller number of shares or (B) declare a dividend on the outstanding Shares payable in additional Shares (any such event being called a "Shares Reorganization"), then, effective immediately after the record date at which the holders of Shares are determined for purposes of such Shares Reorganization, the Base Price shall be adjusted to an amount in each case determined by multiplying the Base Price as in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Shares outstanding on such record date before giving effect to such Shares Reorganization and the denominator of which shall be the number of Shares outstanding after giving effect to such Shares Reorganization.

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                  Section 2.3 Distributions. If the Company shall after the date hereof issue or distribute to holders of Shares evidences of indebtedness, any other securities of the Company (other than Shares, but including any rights, warrants or options for the purchase of Shares exercisable for a period of greater than 45 days), or any property, assets or cash (a "Distribution"), then the Distribution shall be paid by the New Investors directly over to the Sellers and the Fair Market Value of such Distribution shall first be deemed to be a payment of accrued and unpaid Attributable Accretion and then applied to reduce Participating Profit.

                  Section 2.4 Capital Reorganization. (a) If after the date hereof, there shall be any consolidation or merger of an entity with or into the Company, including, without limitation, a consolidation or a merger in which the Company is a continuing corporation and which results in any reclassification of, or change (other than a Shares Reorganization), in, outstanding Shares, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital Reorganization"), then if the holders of all of the outstanding Shares immediately prior to such Capital Reorganization after giving effect thereto own in the aggregate less than a majority of the voting power of all classes of capital stock having the power to vote for the election of the directors of the surviving or transferee entity, a Transfer shall be deemed to have occurred and the Transfer Consideration with respect to each Share shall be deemed to be the Fair Market Value of the capital stock and any property received therefor pursuant to the Capital Reorganization.

                  (b) If after the date hereof, there shall be any Capital Reorganization and the holders of all the outstanding Shares immediately prior to such Capital Reorganization, after giving effect thereto, own in the aggregate at least a majority of the voting power of all classes of capital stock having the power to vote for the election of the directors of such surviving or transferee entity, (1) to the extent any property (other than common stock of such surviving or transferee entity) is received by such holders in connection with such Capital Reorganization, a Distribution shall be deemed to have occurred consisting of such property and (2) the term "Shares" shall be deemed to include such common stock as shall then be held by the New Investors and the aggregate unrecovered Base Price shall be allocated to the number of shares of common stock received by the New Investors.

                  Section 2.5 Other Adjustments. If the Company shall, after the date hereof, distribute to the holders of the Shares, cash, equity (other than Shares) or other property or take any other similar action with respect to its Shares, other than any action of a type otherwise described in this Article II, then the Base Price shall be adjusted to such extent, if any, and in such manner and at such time as is required to provide to the Sellers with a profit participation interest that is economically equivalent with the profit participation interest held by the Sellers prior to any such action.

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                  Section 2.6 Adjustment Rules. (a) Any adjustments pursuant to this Article II shall be made successively whenever an event referred to herein shall occur.

                  (b) If the Company shall set a record date to determine the holders of Shares for purposes of a Shares Reorganization, Distribution or Capital Reorganization, and shall legally abandon such action prior to effecting such action, then the adjustment shall be rescinded as of the effective date of such abandonment.

                  (c) No adjustment in the Base Price shall be made hereunder unless such adjustment increases or decreases such amount or price by one percent or more, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall serve to adjust such amount or price by one percent or more.


                                   ARTICLE III

                                   TERMINATION


                  The obligations of each New Investor hereunder shall terminate
(1) upon the Transfer by such New Investor of the aggregate of (a) all Shares initially acquired by such New Investor pursuant to the Purchase Agreement and the Primary Share Purchase Agreement and (b) any other Shares received by such New Investor in respect of such Shares pursuant to a Shares Reorganization or Capital Reorganization and (2) the payment to the Sellers from Realized Profit on all sales of Shares subject to this Agreement of the amounts required by
Section 1.1 with respect to such sales. It is agreed that such New Investor shall not have any obligation to pay any Unrealized Participating Profit and Unrealized Accretion remaining upon termination.


                                   ARTICLE IV

                                   DEFINITIONS


                  For purposes of this Agreement, the following terms have the meanings indicated:

                  "Attributable Accretion" means the amount in U.S. dollars which would have accrued as interest from the Closing Date through the date of determination if the Unrealized Participating Profit plus the Unrealized Accretion had been accruing interest on a daily basis,

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compounded quarterly on each January 1, April 1, July 1 and October 1, at the annual rate of 6.8%.

                  "Base Price" means an amount, initially equal to $5.00 per Share, as adjusted from time to time pursuant to Article II.

                  "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction, assuming each party acts with full knowledge of the facts and without undue pressure or compulsion to complete such transaction as determined, if the Sellers are unable to agree on such valuation within 10 Business Days of the Transfer giving rise to such valuation, by an independent investment banking firm of national reputation selected by Heartland and reasonably acceptable to each Seller; provided, however, that the Fair Market Value of any security for which a public market trading price is available shall be the average of the closing prices of such security for the five Trading Day period immediately preceding the date of the transaction to which such Fair Market Value determination relates.

                  "Permitted Transferee" shall mean a person to whom a transfer of Shares has been made pursuant to Section 2.2 of the New Master Shareholder Agreement and is a Permitted Transferee as defined in such Agreement.

                  "Realized Profit" has the meaning given such term in Section
1.1 hereof.

                  "Settlement Date" has the meaning given such term in Section
1.2 hereof.

                  "Shares" shall mean shares of Common Stock, par value $.01 per share, of the Company and shall include each Convertible Preferred Share which shall be treated as 16.4 Shares.

                  "Trading Day" shall mean a day on which the New York Stock Exchange is open for business.

                  "Transfer" means any sale, conveyance, assignment, disposition or other transfer (each an "Assignment" or "Assign"), but does not include (1) Assignments to Permitted Transferees or (2) a pledge or assignment of interests or assets of any New Investor to a lender in the ordinary course of business (and any subsequent exercise of remedies by such lender) shall not constitute a transfer for purposes of this Agreement.

                  "Transfer Consideration" means the value of all cash and other property actually paid, directly or indirectly, by a transferee to a New Investor in connection with a Transfer, less any brokerage commissions, underwriting discount, reasonable and customary fees or out-of-pocket expenses, in each case payable to a non-affiliated person or entity payable by

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such New Investor in connection with such Transfer. The value of any non-cash consideration shall be the Fair Market Value thereof and shall also include the aggregate value of any liabilities assumed or paid, directly or indirectly, by the transferee in connection with a Transfer.

                  "Unrealized Accretion" means the amount of Attributable Accretion accrued as of any date less the amount of payments theretofore received by Sellers pursuant to Section 1.1(b).

                  "Unrealized Participating Profit" means $13,000,000 less the amount of payments theretofore received by Sellers pursuant to Section 1.1(a).


                                    ARTICLE V


                                  MISCELLANEOUS


                  Section 5.1 Obligations Several and Not Joint. The New Investors' obligations under this Agreement are several in proportion to the Shares acquired by such New Investors under the Purchase Agreement and not joint.

                  Section 5.2 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three business days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                  If to Heartland:

                           Heartland Industrial Partners, L.P.
                           55 Railroad Avenue
                           First Floor
                           Greenwich, CT  06830
                           Fax:  (203) 861-2722
                           Attention:    David A. Stockman

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                  with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           17th Floor
                           New York, NY  10005
                           Fax:  (212) 269-5420
                           Attention:    W. Leslie Duffy, Esq.
                                         Jonathan A. Schaffzin, Esq.

                  if to Sellers:

                           Collins & Aikman Corporation
                           5755 New King Court
                           Troy, Michigan  48098
                           Fax:  (248) 824-1882
                           Attn:  Ronald T. Lindsay, General Counsel

                  with copies to:

                           Morris, Nichols, Arsht & Tunnell
                           1201 N. Market Street
                           18th Floor
                           Wilmington, Delaware  19899-1347
                           Fax:  (302) 658-3989
                           Attn:  Martin P. Tully

                           Hughes Hubbard & Reed LLP
                           One Battery Park Plaza
                           New York, New York  10004
                           Fax:  (212) 422-4726
                           Attn:  Thomas G. Schueller

                  and:

                           Blackstone Capital Partners L.P.
                           345 Park Avenue - 31st Floor
                           New York, New York  10019
                           Attention: Neil Simpkins
                           Fax: (212) 583-5258

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                  with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Attn:  Alan Schwartz, Esq.
                           Fax: (212) 455-2502

                  and:

                           Wasserstein Perella Management Partners
                           1301 Avenue of the Americas - 44th Floor
                           New York, New York  10019
                           Attn: Stephen O'Connell
                           Fax: (212) 702-5635

                  with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019
                           Attn: Carl Reisner
                           Fax: (212) 492-0017

                  Section 5.3 Expenses. Subject to the terms of the Purchase Agreement with the Company, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid, whether or not the transactions contemplated hereby are consummated, by the party incurring such costs and expenses.

                  Section 5.4 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 5.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors

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and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Notwithstanding the foregoing, (1) Blackstone and Wasserstein each may Assign its right to receive Participating Profit and Attributable Accretion to any of its Affiliates (as defined in the New Master Stockholder Agreement, (2) Shares are freely Assignable to a Permitted Transferee with the party Assigning Shares retaining the obligation to pay the related Participating Profit and Attributable Accretion and (3) Shares and the obligation to pay Participating Profit and Attributable Accretion may be Assigned to a Permitted Transferee provided the Sellers receive the written agreement of such Permitted Transferee to assume such obligation and, in the case of clause (3), the party Assigning such Shares shall no longer have the obligation to pay Participating Profit and Attributable Accretion with respect to such Shares.

                  Section 5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

                  Section 5.7 Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.1 shall be deemed effective service of process on such party.

                  Section 5.8 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 5.9 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

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                  Section 5.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

                  Section 5.11 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                  Section 5.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

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                                      S-1


                  IN WITNESS WHEREOF, each of the parties has duly executed this Agreement or caused it to be duly executed as of the date first written above.

                                    COLLINS & AIKMAN CORPORATION


                                    By: /s/ Ronald T. Lindsay
                                       -----------------------------------------
                                       Name:  Ronald T. Lindsay
                                       Title:   Senior Vice President



                                    BLACKSTONE CAPITAL COMPANY II, L.L.C.


                                    By: /s/ Neil P. Simpkins
                                       -----------------------------------------
                                       Name:  Neil P. Simpkins
                                       Title:   Member


                                    WASSERSTEIN/C&A HOLDINGS, L.L.C.


                                    By: /s/ Stephen V. O'Connell
                                       -----------------------------------------
                                       Name:  Stephen V. O'Connell
                                       Title:   Member




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                                      S-2


                                    HEARTLAND INDUSTRIAL PARTNERS, L.P.
                                    By: Heartland Industrial Associates, L.L.C.
                                        its general partner


                                    By: /s/ Daniel P. Tredwell
                                       -----------------------------------------
                                       Name:  Daniel P. Tredwell
                                       Title:    Member


                                    HEARTLAND INDUSTRIAL PARTNERS (FF), L.P.
                                    By: Heartland Industrial Associates, L.L.C.
                                        its general partner


                                    By: /s/ Daniel P. Tredwell
                                       -----------------------------------------
                                       Name:  Daniel P. Tredwell
                                       Title:    Member

                                    HEARTLAND INDUSTRIAL PARTNERS (E1), L.P.
                                    By: Heartland Industrial Associates, L.L.C.
                                        its general partner


                                    By: /s/ Daniel P. Tredwell
                                       -----------------------------------------
                                       Name:   Daniel P. Tredwell
                                       Title:    Member


                                    HEARTLAND INDUSTRIAL PARTNERS (K1), L.P.
                                    By: Heartland Industrial Associates, L.L.C.
                                        its general partner


                                    By: /s/ Daniel P. Tredwell
                                       -----------------------------------------
                                       Name:  Daniel P. Tredwell
                                       Title:   Member

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                                    HEARTLAND INDUSTRIAL PARTNERS (C1), L.P.
                                    By: Heartland Industrial Associates, L.L.C.
                                        its general partner


                                    By: /s/ Daniel P. Tredwell
                                       -----------------------------------------
                                       Name:  Daniel P. Tredwell
                                       Title:    Member

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                                      S-4


                        SCHEDULE 1 - HEARTLAND INVESTORS


Heartland Industrial Partners (FF), L.P.
Heartland Industrial Partners (E1), L.P.
Heartland Industrial Partners (K1), L.P.
Heartland Industrial Partners (C1), L.P.